                                                                EXHIBIT 2.1A

                                AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT


         This AMENDMENT NO. 1, dated May 15, 1996, to the Asset Purchase Agreement, dated April 10, 1996 (the "Purchase Agreement"), among Fidelity Investments Institutional Services Company, Inc., as Buyer, and Broadway & Seymour, Inc., BancCorp Systems, Inc., Heebink Group, Incorporated and National Systems Group, Inc., as Sellers.

         WHEREAS, the parties hereto, being the parties to the Purchase Agreement, desire in connection with the Closing under the Purchase Agreement, to correct certain errors in the Purchase Agreement and to provide for the assignment of the Buyer's rights, interests and obligations under the Purchase Agreement to Fidelity Asset Management Services, LLC. Certain terms defined in the original Purchase Agreement are used herein with the meanings there provided.

         NOW, THEREFORE, in consideration of the premises and the mutual premises contained, the Parties agree as follows:

         1. Corrections to Purchase Agreement. The following sections of the Purchase Agreement are being modified as follows:

                 1.1. Sections 2.4(a) and 2.4(b) are each amended by inserting "(other than those referenced in Section 2.3)" after the word "Liabilities".

                 1.2. Section 2.4(i) is amended by changing the third "or" in line 3 to "for".

                 1.3. Section 3.1 is amended by deleting the reference to "Massachusetts" in the sixth line thereof

                 1.4. Section 3.14(a) is amended by deleting the words "or desirable" from the first sentence thereof.

                 1.5. Section 3.14(f)(vi) is amended to change the final clause to read: "that would preclude its use by Buyer as it is presently used in the AMSG Business."

                 1.6. Section 6.1(f) is amended to change "satisfactory to Seller" to "satisfactory to Buyer".

                 1.7. Section 7 is amended to change the reference to "Section 5.4.2" to Section 5.4.2(ii)".

                 1.8. Section 8.3 is amended to change the final clause to read:

                          "including Buyer's agreement to assume certain Liabilities of BSI and its Subsidiaries pursuant to
                          Section 2.3 of this Agreement, contained herein or from any misrepresentations in or omission from any Schedules or certificates required to be furnished by Buyer hereunder."

                 1.9. Schedule 2.1(b) is amended by deleting the text of item 18 of such Schedule and inserting in lieu thereof the following, "Intentionally left blank".

                 1.10. Schedule 2.1(d) is amended by deleting the list of "Tradenames" and inserting in lieu thereof the following:

                          "Tradenames

                                  1.  BancCorp
                                  2.  Trust Systems, Inc.

                          Common Law Trademarks


                                  1.  AMpreferred
                                  2.  Asset Manager
                                  3.  Trust Processor
                                  4.  Trust Processor International
                                  5.  Preneed Processor"

                 Schedule 2.1(d) is further amended by adding a new list called "Copyrights (registered)" naming the copyrights listed on Attachment A.

                 1.11.    Schedule 2.1(f) is hereby amended by:

                          (a) adding the following contracts under the heading "Customer Contracts" of such Schedule:

                          35a.*  License Agreement for AMtrust System between
                 TSI, executed by PNC on January 31, 1994 and by TSI on March 11, 1994, as amended by the Addendum thereto executed by PNC on March 24, 1994.

                          35b.*  Maintenance Agreement between PNC and TSI
                 dated November 13, 1984 (as amended by the Consent and Assignment Agreement dated as of January 28, 1994).

                          35c.*  License Agreement for AMtrust System between
                 TSI and First Tennessee Bank National Association, executed by First Tennessee Bank on January 28, 1994 and by TSI on March 11, 1994.

                          35d.*  Maintenance Agreement between First Tennessee
                 Bank and TSI dated November 13, 1984 (as amended by the Consent and Assignment Agreement dated as of January 28,
                 1994).

                          35e.*  License Agreement for AMtrust System between
                 TSI and NationsBank, executed by NationsBank on January 31, 1994 and by TSI on March 11, 1994, as amended by the Addendum thereto executed by NationsBank on March 17, 1994.

                          35f.*  Maintenance Agreement between NationsBank and
                 TSI dated November 13, 1984 (as amended by the Consent and Assignment Agreement dated as of January 28, 1994).

                          35g.*  License Agreement for AMtrust System between
                 National Systems Group, Inc., doing business as Trust Systems, Inc. and First Fidelity Bank, N.A., executed by First Fidelity on January 31, 1994 and by TSI on March 11, 1994, as amended by the Addendum thereto executed by First Fidelity on April 25, 1994; and

                          (b) adding a contract under a new section at the end of such Schedule as follows:

                          "Other Contracts:"

                          57. Furniture purchase contract relating to the Las Colinas facility between BSI and Las Colinas Executive Suites pursuant to the letter agreement dated March 12, 1996.

         1.12.   Schedule 2.2 is amended by adding the following item:

                          36. All other contracts listed on Schedule A to the Temporary Professional Services Agreement.

                 1.13.    Schedule 2.3 is amended by deleting item (2) thereof.

                 1.14. Attachment 2.1(h) and Schedules 10.3, 10.4 and 10.5 are hereby deleted in their entirety and the attached revisions, dated May 14,1996 of Attachment 2.1(h) and Schedules 10.3,
         10.4 and 10.5 are inserted in lieu thereof.

                 1.15. Paragraph 3.3 of Schedule 3 is hereby amended by adding the following item:

                          (7) Potential conflicts with provisions of Contracts
                 the assignment of which has not yet been consummated, or with Excluded Assets.

                 1.16. The text of Schedule 10.6 is hereby incorporated as a final section of Schedule 10.3 and Schedule 10.6 is deleted.

         2.      Assignment by Buyer

                 In implementation of the proviso in Section 11.4 of the Purchase Agreement, Buyer hereby assigns to Fidelity Asset Management Services, LLC, and Fidelity Asset Management Services, LLC hereby agrees to assume and perform, all of Buyer's rights, interests and obligations under the Purchase Agreement, as amended by this Amendment No. 1., except for the rights (and related obligations) with respect to certain leases and other agreements which will be assigned to the Buyer at the Closing.

         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 on the date first above written.

                                           FIDELITY INVESTMENTS INSTITUTIONAL
                                           SERVICES COMPANY, INC.


                                           By:  /s/ Paul J. Hondros
                                              ----------------------------
                                           Title:

                                           BROADWAY & SEYMOUR, INC.


                                           By:  /s/ Alan C. Stanford
                                              ----------------------------
                                           Title:

                                           BANCCORP SYSTEMS, INC.


                                           By:  /s/ Alan C. Stanford
                                              ----------------------------
                                           Title:

                                           HEEBINK GROUP, INCORPORATED


                                           By:  /s/ Alan C. Stanford
                                              ----------------------------
                                           Title:

                                           NATIONAL SYSTEMS GROUP, INC.


                                           By:  /s/ Alan C. Stanford
                                              ----------------------------
                                           Title:

         For the purposes of Section 2 of the foregoing Amendment No. 1:

                                           FIDELITY ASSET MANAGEMENT SERVICES,
                                           LLC



                                           By:  /s/ Alan C. Stanford
                                              ----------------------------
                                           Title:

                                  ATTACHMENT A

                            COPYRIGHTS (registered)

TX-1-705-170
TITL: Trust training program words.
PHYS: 1 v.
CLNA: the acHeebink Group, Inc.
DCRE: 1985                DPUB: 26Apr85            DREG: 24Oct85
APAU: entire text; the Heebink Group, Inc., employer for hire of Dennis I.
      Heebink.

TX-1-705-171
TITL: Trust accounting reporting: 5.
PHYS: 1 v.
CLNA: the acHeebink Group, Inc.
DCRE: 1985                DPUB: 26Apr85            DREG: 24Oct85
APAU: entire text; the Heebink Group, Inc., employer for hire of Dennis I.
      Heebink.

TX-1-705-172
TITL: Trust accounting functions: 4.
PHYS: 1 v.
CLNA: the acHeebink Group, Inc.
DCRE: 1985                DPUB: 26Apr85            DREG: 24Oct85
APAU: entire text; the Heebink Group, Inc., employer for hire of Dennis I.
      Heebink.

TX-1-705-173
TITL: The accounting concepts: 3
PHYS. 1 v.
CLNA: the acHeebink Group, Inc.
DCRE: 1985                DPUB: 26APR85            DREG24Oct85
APAU: entire text; the Heebink Group, Inc., employer for hire of Dennis I.
      Heebink.

TX-1-705-174
TITL: The Trust Business: 2
PHYS. 1 v.
CLNA: the acHeebink Group, Inc.
DCRE: 1985                DPUB: 26APR85            DREG24Oct85
APAU: entire text; the Heebink Group, Inc., employer for hire of Dennis I.
      Heebink.